Exhibit 99.1

Press Release

Liberty Global Completes AUSTAR Sale

Englewood, Colorado - May 23, 2012: Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) announced today the completion of the previously announced sale of its shares in AUSTAR United Communications Limited (“AUSTAR”). The transaction resulted in cash proceeds of approximately $1.1 billion.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of March 31, 2012, Liberty Global's continuing businesses operated state-of-the-art networks serving 20 million customers across 13 countries principally located in Europe and Chile. Liberty Global's operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+ 1 303.220.6693	Hanne Wolf	+ 1 303.220.6678
		Bert Holtkamp	+ 31 20.778.9800